                                                                      EXHIBIT 11

                            CIRCUIT SYSTEMS, INC.
                               AND SUBSIDIARIES
                      COMPUTATION OF PER SHARE EARNINGS


                                                 THREE MONTHS ENDED        NINE MONTHS ENDED
                                                 ------------------        --------------------
                                                 1/31/95    1/31/96        1/31/95     1/31/96
                                                 -------    -------        -------     -------
--------------------------------------------
                PRIMARY EPS
--------------------------------------------

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING DURING THE PERIOD.........    5,321,973  5,321,973      5,315,647  5,321,973



NET ADDITIONAL SHARES ASSUMING DILUTIVE
STOCK OPTIONS EXERCISED AND PROCEEDS
USED TO PURCHASE TREASURY SHARES AT
AVERAGE FAIR MARKET VALUE...................        10,491     56,139         19,764     22,215
                                                 ---------  ---------      ---------  ---------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
AND COMMON EQUIVALENT SHARES OUTSTANDING....     5,332,464  5,378,112      5,335,411  5,344,188
                                                 =========  =========      =========  =========

NET EARNINGS................................      $316,147   $755,292     $1,798,632 $2,805,078
                                                 =========  =========      =========  =========

PRIMARY EARNINGS PER SHARE..................         $0.06      $0.14          $0.34      $0.52
                                                 =========  =========      =========  =========


--------------------------------------------
            FULLY DILUTED EPS
--------------------------------------------

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING DURING THE PERIOD........     5,321,973  5,321,973      5,315,647  5,321,973


NET ADDITIONAL SHARES ASSUMING DILUTIVE
STOCK OPTIONS EXERCISED AND PROCEEDS
USED TO PURCHASE TREASURY SHARES AT
FAIR MARKET VALUE AT END OF PERIOD..........        10,491     60,543         19,764     60,543
                                                 ---------  ---------      ---------  ---------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
AND COMMON EQUIVALENT SHARES OUTSTANDING....     5,332,464  5,382,516      5,335,411  5,382,516
                                                 =========  =========      =========  =========


NET EARNINGS................................      $316,147   $755,292     $1,798,632 $2,805,078
                                                 =========  =========     ========== ==========


FULLY DILUTED EARNINGS PER SHARE............         $0.06      $0.14          $0.34      $0.52
                                                 =========  =========     ========== ==========
